Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals and Takeda Pharmaceutical Company Announce Strategic Collaboration for
Feraheme® in All Therapeutic Indications in Select Ex-US Territories, Including Europe

LEXINGTON, MA and Osaka, Japan (April 1, 2010) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) and Takeda Pharmaceutical Company Limited (TSE: 4502) today jointly announced that the companies have entered into a license, development and commercialization agreement related to Feraheme® (ferumoxytol) Injection for intravenous (IV) use in all therapeutic indications.

Agreement Highlights

•                  Takeda receives an exclusive license to Feraheme for all therapeutic applications in 5 regions, including Europe, Canada, Turkey, the Commonwealth of Independent States and Asia Pacific countries, excluding Japan, China and Taiwan.

•                  AMAG receives a $60 million upfront payment and is eligible to receive up to $220 million in development and commercial milestones.  Additionally, AMAG will receive tiered, double-digit royalties based on net sales of Feraheme in the licensed territories.

•                  AMAG will execute and fund the global clinical development of Feraheme in all potential therapeutic indications.  AMAG will also be initially responsible for the filing of regulatory applications for Feraheme in Europe and Canada, with Takeda responsible for the regulatory filings in all other regions covered by the agreement. Takeda will eventually hold all marketing authorizations in the licensed territories.

•                  Takeda will be responsible for commercializing Feraheme in all regions included in the licensed territories.

“One of our primary goals is to expand the reach of Feraheme to patients around the world with iron deficiency anemia,” said Brian J.G. Pereira, MD, President and Chief Executive Officer of AMAG Pharmaceuticals, Inc.  “Takeda’s global presence, their pipeline that includes complementary products to Feraheme and their strength in the marketing and commercialization of therapeutics across many specialties where iron deficiency anemia is present makes them the ideal partner for Feraheme.”

“This partnership provides an exciting opportunity to combine AMAG’s unique development abilities with Takeda’s global commercialization capabilities,” said Alan MacKenzie, Executive Vice President,

International Operations & CEO, Takeda Pharmaceuticals International, Inc. “Takeda is poised to maximize Feraheme’s entry into the selected countries following approval.”

Currently, Feraheme is approved in the United States for the treatment of iron deficiency anemia (IDA) in adult patients with chronic kidney disease. AMAG plans to submit a marketing authorization application to the European Medicines Agency (EMA) for Feraheme for the treatment of IDA in adult patients with chronic kidney disease in Europe in mid-2010. Additionally, AMAG plans to initiate a broad global registrational program for Feraheme for the treatment of IDA regardless of the underlying cause in mid-2010.

AMAG Conference Call and Webcast Access

AMAG Pharmaceuticals, Inc. will host a webcast and conference call today at 8:00 a.m. ET to discuss this announcement.

To access the conference call via telephone, please dial (877) 412-6083 from the United States or (702) 495-1202 for international access.  A telephone replay will be available from approximately 11:00 a.m. ET on April 1, 2010 through midnight April 2, 2010.  To access a replay of the conference call, dial (800) 642-1687 from the United States or (706) 645-9291 for international access.  The passcode for the live call and the replay is 64493010.

The call will be webcast and accessible through the Investors section of the Company’s website at www.amagpharma.com.  The webcast replay will be available from approximately 11:00 a.m. ET on April 1, 2010 through midnight April 15, 2010.

About AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that utilizes its proprietary technology for the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia and novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease.  On June 30, 2009, AMAG received approval from the U.S. Food and Drug Administration to market Feraheme® (ferumoxytol) Injection for intravenous (IV) use for the treatment of iron deficiency anemia in adult chronic kidney disease patients.  For additional company and product information, please visit www.amagpharma.com.

About Takeda

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to striving toward better health for individuals and progress in medicine. Additional information about Takeda is available through its corporate website, www.takeda.com.

Forward Looking Statements Related to AMAG

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding our plans to submit a market authorization application for Feraheme for the treatment of IDA in chronic kidney disease patients in the European Union and the timing of such submission and our plans to initiate a broad global registrational program for Feraheme for the treatment of IDA regardless of the underlying cause and the timing of such program initiation, the fact that Takeda will eventually hold all Marketing Authorization applications in the licensed territories, and our obligations under the agreement with Takeda are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements. Such risks and uncertainties include: (1) uncertainties regarding our ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme and compete in the intravenous iron replacement market outside of the U.S., (2) the fact that we have limited experience developing and commercializing a pharmaceutical product on our own or with a partner like Takeda, particularly outside of the U.S., (3) uncertainties regarding our ability to ensure favorable coverage, pricing and reimbursement for Feraheme, (4) uncertainties regarding our ability to manufacture Feraheme, (5) uncertainties relating to our patents and proprietary rights, (6) the fact that significant safety or drug interaction problems could arise with respect to Feraheme, and (7) other risks identified in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Important Safety Information about Feraheme

Feraheme is indicated for the treatment of iron deficiency anemia in adult patients with chronic kidney disease. Feraheme is contraindicated in patients with evidence of iron overload, known hypersensitivity to Feraheme or any of its components, and patients with anemia not caused by iron deficiency.

In clinical studies, serious hypersensitivity reactions were reported in 0.2% (3/1,726) of subjects receiving Feraheme. Other adverse reactions potentially associated with hypersensitivity (e.g., pruritus, rash, urticaria or wheezing) were reported in 3.7% (63/1,726) of subjects. Patients should be observed for signs and symptoms of hypersensitivity for at least 30 minutes following Feraheme injection and the drug should only be administered when personnel and therapies are readily available for the treatment of hypersensitivity reactions.  1.9% (33/1,726) of Feraheme-treated subjects experienced hypotension. Please monitor for signs and symptoms of hypotension following each Feraheme injection. Excessive therapy with parenteral iron can lead to excess storage of iron with the possibility of iatrogenic hemosiderosis. Patients should be regularly monitored for hematologic response during parenteral iron therapy, noting that lab assays may overestimate iron and transferrin bound iron values in the 24 hours after administration of Feraheme.  As a superparamagnetic iron oxide, Feraheme may transiently affect magnetic resonance diagnostic imaging studies for up to 3 months following the last Feraheme dose.  Feraheme will not affect X-ray, (CT, PET, SPECT, ultrasound, or nuclear imaging.

In clinical trials, the most commonly occurring adverse reactions in Feraheme treated patients versus oral iron treated patients reported in > 2% of chronic kidney disease patients were diarrhea (4.0% vs. 8.2%), nausea (3.1% vs. 7.5%), dizziness (2.6% vs. 1.8%), hypotension (2.5% vs. 0.4%), constipation (2.1% vs. 5.7%) and peripheral edema (2.0% vs. 3.2%). In clinical trials, adverse reactions leading to treatment discontinuation and occurring in 2 or more Feraheme-treated patients included hypotension, infusion site swelling, increased serum ferritin level, chest pain, diarrhea, dizziness, ecchymosis, pruritus, chronic renal failure, and urticaria.

Feraheme is a registered trademark of AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals Contacts:

Amy Sullivan:  +1-617-498-3303

Carol Miceli:  +1-617-498-3361

Takeda Pharmaceuticals Contacts:

Seizo Masuda:  +81 3 3278 2037

Nick Francis:  +44 20 3116 8861

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